SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:	X

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 20, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release. A copy of that press release is attached hereto as Item 1.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

ITEM 1

PROXY ADVISOR EGAN-JONES IS LATEST TO RECOMMEND THAT

OMEGA PROTEIN STOCKHOLDERS VOTE FOR WYNNEFIELD NOMINEES MICHAEL CHRISTODOLOU AND DAVID CLARKE TO BE ELECTED TO OMEGA’S BOARD

It is Unanimous: All Three Proxy Advisory Firms Have Now Recommended that Michael Christodolou be Elected to Replace Incumbent Gary Ermers

NEW YORK – June 20, 2016 – Wynnefield Capital and its affiliates (collectively, "Wynnefield"), longstanding stockholders of Omega Protein Corporation (NYSE: OME) ("Omega" or the "Company") with a 7.9% ownership interest, today announced that Egan-Jones, a leading independent proxy voting and corporate governance advisory firm, recommended that its clients vote FOR the election of all Wynnefield independent nominees.

Egan-Jones joins Glass Lewis and Institutional Shareholder Services in recommending that their clients vote the Gold Card for Mr. Michael Christodolou, Wynnefield’s independent nominee to replace incumbent Gary J. Ermers on Omega’s Board of Directors.

Nelson Obus, President of Wynnefield, said, “Egan-Jones’ recommendation provides further validation that there is great and immediate need for change on Omega’s Board. All three leading proxy advisory firms have now weighed in, and each firm has independently come to the same conclusion: Omega’s capital misallocation, corporate governance failures and poor business execution call out for the independence and critical perspective of Michael Christodolou. Omega Stockholders have all the information they need to vote for this important change on their Board.”

In reaching its conclusion, Egan-Jones notes that the replacing of Gary Ermers with Michael Christodolou “is in the best interests of the Company and its shareholders.” Specifically, Egan-Jones said:

•	“We believe that Mr. Gary J. Ermers’ healthcare experience and background make him unqualified to serve on the Board.”

•	“We believe that Mr. Michael N. Christodolou will bring new insights and fresh strategic alternatives to the Board given his strong background in the agricultural industry and experience in different public companies.”

•	“We believe that the current Board lacks credibility as it failed to deliver results associated to its prolonged strategic review which misled the investors.”

•	“We believe that the current Board should be accountable for the poor capital allocation decisions which gave the Company significant losses. The Board has failed to invest on the Company’s current strengths but instead, funded the human nutrition business which yielded unfavorable returns to the shareholders for four consecutive years.”

•	“The Company needs an enhance[d] corporate governance by eliminating existing and recently adopted shareholders-unfriendly provisions, including, the classified board structure, inability of stockholders to act by written consent or call special meetings, and supermajority vote requirements for the approval of amendments to Omega Protein’s charter documents.”

“We encourage our fellow stockholders to vote the Gold Card, which is the only way to ensure that both Michael Christodolou and David Clarke are elected to Omega’s Board,” Mr. Obus concluded.

Vote the GOLD CARD today to elect Michael Christodolou and David Clarke, and Learn More about Wynnefield’s Campaign @ www.UnlockOmegaValue.com

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Morrow & Co., LLC

Tom Ball, 203-658-9400

tomball@morrowco.com

Media:

Mark Semer or Daniel Yunger

KEKST

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800